Exhibit 99.1

Genelux Corporation Announces Pricing of $10.5 Million Underwritten Offering of Common Stock

WESTLAKE VILLAGE, Calif., March 25, 2025 – Genelux Corporation (“Genelux”) (Nasdaq: GNLX), a late clinical-stage immuno-oncology company, today announced the pricing of an underwritten offering of 3,000,000 shares of its common stock at an offering price of $3.50 per share. The gross proceeds to Genelux from the offering are expected to be $10.5 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Genelux.

Titan Partners Group, a division of American Capital Partners, is acting as sole bookrunner for the offering.

The net proceeds from the offering are to be used for working capital and for general corporate purposes, including the continued clinical development of Olvi-Vec. The offering is expected to close on or about March 26, 2025, subject to customary closing conditions

The securities were offered by Genelux pursuant to an effective shelf registration statement previously filed by Genelux with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available at www.sec.gov. A final prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting: Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Genelux

Genelux is a late clinical-stage biopharmaceutical company focused on developing a pipeline of next-generation oncolytic immunotherapies for patients suffering from aggressive and/or difficult-to-treat solid tumor types. Olvi-Vec currently is being evaluated in two U.S.-based clinical trials: OnPrime/GOG-3076, a multi-center, randomized, open-label Phase 3 registrational trial evaluating the efficacy and safety of Olvi-Vec in combination platinum-doublet + bevacizumab compared with physician’s choice of chemotherapy and bevacizumab in patients with platinum-resistant/refractory ovarian cancer; and, VIRO-25, a multi-center, randomized, open-label Phase 2 trial evaluating the efficacy and safety of Olvi-Vec & Platinum-doublet + physician’s choice of immune checkpoint inhibitor compared to docetaxel in non-small-cell lung cancer. Additionally, Olvi-Vec currently is being evaluated for dose selection in Olvi-Vec-SCLC-202, a China-based, multi-center, open label Ph1b evaluating the efficacy and safety of Olvi-Vec & Platinum-doublet in recurrent small-cell lung cancer.  The core of Genelux’s discovery and development efforts revolves around its’ proprietary CHOICE™ platform from which the Company has developed an extensive library of isolated and engineered oncolytic vaccinia virus immunotherapeutic product candidates, including Olvi-Vec.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the timing and completion of the offering, the expected use of proceeds related thereto and the expected cash runway. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Genelux’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, and in other filings that Genelux makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and Genelux undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Ankit Bhargava, MD

Allele Communications, LLC

genelux@allelecomms.com

Source: Genelux Corporation